 As filed with the Securities and Exchange Commission on June 30, 2015
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

METHES ENERGIES INTERNATIONAL, LTD.
(Exact name of Registrant as specified in its charter)

Nevada	2869	71-1035154
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Methes Energies International Ltd.
3651 Lindell Road, Suite D-272
Las Vegas, Nevada, 89103
(702) 932-9964
(702) 943-0233 Facsimile
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
_________________________________

Michel G. Laporte
Methes Energies International Ltd
3651 Lindell Road, Suite D-272
Las Vegas, Nevada, 89103
(702) 932-9964
(702) 943-0233 Facsimile
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________

Please send copies of all communications to:

Stephen Zelnick, Esq.
Morse, Zelnick, Rose & Lander, LLP
825 Third Avenue
New York, New York 10022
(212) 838-8040
(212) 208-6809 Facsimile
_________________________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-195271
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark if the registrant is a large accelerated filer, an accelerated file, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered (1)(2)(3)	Proposed maximum offering price per unit (2)(3)	Proposed maximum aggregate offering price(2) (3)		Amount of registration fee
Debt Securities
Preferred Stock
Common Stock
Warrants
Units
Total			$564,640	(4)	$65.61	(4)(5)

(1)
This Registration Statement also covers (i) debt securities, preferred stock, common stock and units that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. In addition, securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
This Registration Statement relates to the Registrant’s Registration Statement on Form S-3 (File No. 333-195271), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 14, 2014 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, the proposed maximum offering price of the remaining securities eligible to be sold under the Prior Registration Statement ($2,823,202) is carried forward to this Registration Statement and an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% thereof, or $564,640, is registered hereby.

(3)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(4)
The Registrant registering on this Registration Statement additional securities with an aggregate offering price of $564,640 (the “Additional New Securities”), which aggregate offering price is not specified as to each class of security (see footnote (3)).

(5)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act for the $564,640 of Additional New Securities being registered hereunder.

EXPLANATORY NOTE

This registration statement is being filed to register an additional $564,640 worth of our securities pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3, as amended (File No. 333-195271), which was declared effective on May 14, 2014, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

All exhibits filed with or incorporated by reference in our Registration Statement on Form S-3, as amended (File No. 333-195271), are incorporated by reference into, and shall be deemed a part of, this Registration Statement.  The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit	Description
5.1	Opinion of Morse, Zelnick, Rose & Lander, LLP
23.1	Consent of MNP LLP
23.2	Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page) (1)

(1)	Previously filed on the signature page to Registrant’s Registration Statement on Form S-3 (No. 333-195271), as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Ontario Canada, on June 30, 2015.

Methes Energies International Ltd.

By:	/s/ Michel G. Laporte
Michel G. Laporte
Chairman, Chief Executive Officer and Treasurer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated on June 30, 2015:

/s/ Michel G. Laporte	Chairman and Chief Executive Officer
Michel G. Laporte	(Principal Executive Officer)

/s/ Edward A. Stoltenberg*	Chief Financial Officer
Edward A. Stoltenberg	(Principal Financial and Accounting Officer)

/s/Kebir Ratnani*	Director
Kebir Ratnani

/s/ John Pappain*	Director
John Pappain

/s/ Anthony T. Williams*	Director
Anthony T. Williams

/s/ Perichiyappan Senthilnathan*	Director
Perichiyappan Senthilnathan

*By: /s/ Stephen A. Zelnick
Stephen A. Zelnick
Attorney-in-Fact